Exhibit 99.2

UNAUDITED PRO FORMA

COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial statements are derived from the historical consolidated Complete Solaria, Inc. (the “Company”, “Complete Solaria”, or “CSLR”) the historical combined financial statements of SunPower Businesses, respectively and reflects (1) the acquisition of certain businesses from SunPower Corporation which closed on September 30, 2024 (the “Acquisition”), and (2) the financing of the Acquisition (the “Financing”).

The unaudited pro forma combined financial information related to the Acquisition has been prepared by the Company using the acquisition method of accounting in accordance with GAAP. The Company has been treated as the acquirer for accounting purposes and thus accounts for the Acquisition as a business combination in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). The estimated fair value of the assets acquired and liabilities assumed and the related purchase price allocation is preliminary and have been made solely for the purpose of providing unaudited pro forma combined financial information. As a result of the foregoing, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma combined financial information.

The unaudited pro forma combined balance sheet as of September 29, 2024 combines the historical balance sheet of the Company and the historical balance sheet of SunPower Businesses, on a pro forma basis as if the Acquisition had been consummated on September 29, 2024 (the Financing is included in the Company’s historical balance sheet as of September 29, 2024). The unaudited pro forma combined statements of operations for the year ended December 31, 2023 and the thirty nine weeks ended September 29, 2024, combine the historical statements of operations of the Company and SunPower Businesses on a pro forma basis as if the Acquisition and the Financing, summarized below, had been consummated on January 1, 2023, the beginning of the earliest period presented.

The unaudited pro forma combined financial information does not give effect to any cost savings, operating synergies or revenue synergies that may result from the Acquisition.

The unaudited pro forma combined financial statements have been developed from and should be read in conjunction with:

●	the accompanying notes to the Unaudited Pro Forma Combined Financial Statements;

●	the historical audited financial statements of the Company for the year ended December 31, 2023 and the related notes in its Annual Report on Form 10-K for such fiscal year;

●	the historical unaudited financial statements of the Company as of and for the thirty-nine weeks ended September 29, 2024 and the related notes in its Quarterly Report on Form 10-Q for such period;

●	the audited carveout financial statements of the SunPower Businesses as of and for the year ended December 31, 2023, and the audited carveout financial statements of the SunPower Businesses as of and for the thirty-nine weeks ended September 29, 2024, which are attached as Exhibit 99.1 of this Current Report on Form 8-K.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma combined financial statements are described in the accompanying notes. The unaudited pro forma combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Acquisition and Financing occurred on the dates indicated. Further, the unaudited pro forma combined financial statements do not purport to project the future operating results or financial position of CSLR following the completion of the Acquisition. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA COMBINED BALANCE-SHEET

AS OF SEPTEMBER 29, 2024

(In thousands, except share par values)

	CSLR	SunPower Businesses	Transaction Adjustments		Pro Forma Balance-Sheet
ASSETS
Current assets:
Cash and cash equivalents	$79,502	$1,863	$(52,733	)(A)	$28,632
Accounts receivable, net	8,482	42,294	(35,737	)(A)	15,039
Contract assets	-	35,759	(25,826	)(A)	9,933
Inventories	607	11,432	-		12,039
Forward purchase agreement assets with related parties	907	-	-		907
Forward purchase agreement	169	-	-		169
Prepaid expenses and other current assets	12,816	59,244	(56,047	)(A)	16,013
Total current assets	102,483	150,592	(170,343)		82,732
Restricted cash	3,841	-	-		3,841
Property and equipment, net	590	9,557	-		10,147
Operating lease right-of-use assets	868	2,507	-		3,375
Goodwill	-	22,070	13,089	(A)	35,159
Other noncurrent assets	154	640	-		794
Total asset	$107,936	$185,366	$(157,254)		$136,048
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$4,627	$69,047	$(62,817	)(A)	$10,857
Accrued expenses and other current liabilities	29,825	32,584	(41,703	)(A)
			19,058	(B)	39,764
Notes payable, net	2,696	-	-		2,696
Notes payable to related parties	1,574	-	-		1,574
Operating lease liabilities, current portion	-	908	-		908
Deferred revenue, current	1,092	-	-		1,092
SAFE Agreement with related party	1,900	-	-		1,900
Contract liabilities	-	19,058	(19,058	)(B)	-
Total current liabilities	41,714	121,597	(104,520)		58,791
Warranty provision, noncurrent	3,322	-	-		3,322
Warrant liability	6,597	-	-		6,597
Deferred revenue, noncurrent	952	-	-		952
Notes payable and derivative liabilities, net of current portion	154,215	-	-		154,215
Notes payable to related parties	43,458	-	-		43,458
Operating lease liabilities, net of current portion	382	2,055	-		2,437
Other long-term liabilities	-	8,980	-		8,980
Total liabilities	250,640	132,632	(104,520)		278,752
Stockholders’ (deficit) equity:
Common stock, $0.0001 par value; Authorized 1,000,000,000 and 1,000,000,000 shares as of September 29, 2024 and December 31, 2023, respectively; issued and outstanding 72,977,921, and 49,065,361 shares as of September 29, 2024 and December 31, 2023, respectively	14	-	-		14
Additional paid-in capital	315,485	-	-		315,485
Accumulated other comprehensive loss	165	-	-		165
Accumulated deficit	(458,368)	-	-		(458,368)
Net parent investment	-	52,734	(52,734	)(C)	-
Total stockholders’ deficit	(142,704)	52,734	(52,734)		(142,704)
Total liabilities and stockholders’ equity	$107,936	$185,366	$(157,254)		$136,048

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE THIRTY-NINE WEEKS ENDED SEPTEMBER 29, 2024

(In thousands, except per share data)

	CSLR	SunPower Businesses	Reclassification Adjustments		Financing Adjustments		Pro Forma Income Statement
Revenues	$20,068	$273,118	$-		$-		$293,186
Cost of revenues	21,834	173,062	-		-		194,896
Gross (loss) profit	(1,766)	100,056	-		-		98,290
Operating expenses:	-	-	-		-		-
Sales commissions	11,691	-	33,398	(D)			45,089
Sales and marketing	3,762	-	13,257	(D)	-		17,019
General and administrative	29,789	-	177,238	(D)	-		207,027
Sales, general, and administrative	-	219,932	(219,932	)(D)	-		-
Loss on goodwill impairment	-	103,926	-		-		103,926
Research and development expenses	-	3,961	(3,961	)(D)	-		-
Total operating expenses	45,242	327,819	-		-		373,061
Loss from continuing operations	(47,008)	(227,763)	-		-		(274,771)
Interest expense	(8,230)	(285)	-		(3,507	)(E)	(12,022)
Interest income	102	-	-		-		102
Other expense, net	(66,234)	(12)	-		-		(66,246)
Gain on extinguishment of debt	19,948	-	-		-		19,948
Total other (expense)	(54,414)	(297)	-		(3,507)		(58,218)
Loss from continuing operations before income taxes	(101,422)	(228,060)	-		(3,507)		(332,989)
Income tax (provision) benefit	(11)	572	-		-		561
Net loss from continuing operations	(101,433)	(227,488)	-		(3,507)		(332,428)
Discontinued operations:
Loss from discontinued operations, net of tax	(2,007)	-	-		-		(2,007)
Net loss	(103,440)	(227,488)	-		(3,507)		(334,435)
Other comprehensive income:
Foreign currency translation adjustment	22	-	-		-		22
Comprehensive loss (net of tax)	$(103,418)	$(227,488)	-		$(3,507)		$(334,413)

Net loss from continuing operations per share attributable to common stockholders, basic and diluted	$(1.64)						$(5.37)
Net loss from discontinued operations per share attributable to common stockholders, basic and diluted	$(0.03)						$(0.03)
Net loss per share attributable to common stockholders, basic and diluted	$(1.67)						$(5.40)
Weighted-average shares used to compute net loss per share, basic and diluted	61,868,747						61,868,747

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

(In thousands, except per share data)

	CSLR	SunPower Businesses	Reclassification Adjustments		Financing Adjustments		Pro Forma Income Statement
Revenues	$87,616	$610,035	$-		$-		$697,651
Cost of revenues	69,828	345,217	-		-		415,045
Gross profit	17,788	264,818	-		-		282,606
Operating expenses:	-	-	-		-		-
Sales commissions	31,127	-	69,382	(F)	-		100,509
Sales and marketing	6,920	-	25,020	(F)	-		31,940
General and administrative	32,099	-	205,121	(F)			237,220
Sales, general, and administrative	-	290,693	(290,693	)(F)	-		-
Research and development expenses	-	8,830	(8,830	)(F)	-		-
Total operating expenses	70,146	299,523	-		-		369,669
Loss from continuing operations	(52,358)	(34,705)	-		-		(87,063)
Interest expense	(14,033)	(436)	-		(4,676	)(G)	(19,145)
Interest income	36	-	-		-		36
Other expense, net	(29,862)	(28)	-		-		(29,890)
Total other (expense)	(43,859)	(464)	-		(4,676)		(48,999)
Loss from continuing operations before income taxes	(96,217)	(35,169)	-		(4,676)		(136,062)
Income tax (provision) benefit	20	(267)	-		-		(247)
Net loss from continuing operations	(96,197)	(35,436)	-		(4,676)		(136,309)
Discontinued operations:
Loss from discontinued operations, net of tax	(25,853)	-	-		-		(25,853)
Impairment loss from discontinued operations	(147,505)						(147,505)
Net loss from discontinued operations, net of taxes	(173,358)	-	-		-		(173,358)
Net loss	(269,555)	(35,436)			(4,676)		(309,667)
Other comprehensive income:
Foreign currency translation adjustment	116	-	-		-		116
Comprehensive loss (net of tax)	$(269,439)	$(35,436)	-		$(4,676)		$(309,551)

Net loss from continuing operations per share attributable to common stockholders, basic and diluted	$(3.89)						$(5.51)
Net loss from discontinued operations per share attributable to common stockholders, basic and diluted	$(1.05)						$(1.05)
Net loss per share attributable to common stockholders, basic and diluted	$(4.94)						$(6.56)
Weighted-average shares used to compute net loss per share, basic and diluted	24,723,370						24,723,370

Notes to Unaudited Pro Forma Combined Financial Statements

1.	Basis of Presentation

The unaudited pro forma combined financial information was prepared in accordance with Article 11 of Regulation S-X, and presents the pro forma financial condition and results of operations of the Company based on the historical financial information of the Company and SunPower Businesses after giving effect to the Acquisition and Financing as set forth in the notes to the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information does not reflect any management adjustments for expected effects of the Acquisition.

The Unaudited Pro Forma Combined Balance Sheet as of September 29, 2024 gives pro forma effect to the Acquisition as if it had been consummated on September 29, 2024. No adjustments related to the Financing as described in the section entitled “Financing of the Acquisition” have been applied to the unaudited pro forma combined balance sheet as of September 29, 2024, as these impacts are already reflected in the Company’s historical consolidated balance sheet as of September 29, 2024.

The Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 2023 and the thirty nine weeks ended September 29, 2024, give pro forma effect to the Acquisition and Financing as if it had been consummated on January 1, 2023.

The Asset Purchase Transaction

On August 5, 2024, Complete Solaria entered into an Asset Purchase Agreement (the “APA”) among Complete Solaria, SunPower and SunPower’s direct and indirect subsidiaries (collectively, the “SunPower Debtors”) providing for the sale and purchase of certain assets relating to the Blue Raven Solar business, New Homes Business and Non-Installing Dealer network previously operated by the SunPower Debtors. The APA was entered into in connection with a voluntary petition filed by SunPower under Chapter 11 of the United States Code, 11 U.S.C.§§ 101-1532. The sale by SunPower was approved on September 23, 2024, by the United States Bankruptcy Court for the District of Delaware. The Company completed the acquisition of the Acquired Assets (as defined in the APA) effective September 30, 2024, in consideration for a cash purchase price of $52.7 million. The acquisition transactions under the APA are referred to herein as the “Acquisition,” and the assets and businesses acquired by the Company under the APA are referred to as the “SunPower Businesses.” The acquisition was closed on September 30, 2024.

Financing of the Acquisition

Complete Solaria financed the acquisition by issuing 7% convertible senior notes (“the Convertible Notes”) in September 2024, which are due in 2029. The Convertible Notes matures on July 1, 2029 and are convertible into the Company’s common stock at the option of the holder at a conversion rate of $2.14 per share. The Convertible Notes will become immediately due and payable at the option of the holder in the event of default and upon a qualifying change of control event.

  2. Notes to the Unaudited Pro Forma Combined Balance Sheet

The following adjustments were made related to the unaudited pro forma combined balance sheet as of September 29, 2024:

A.	Reflects the $52.7 million of cash consideration transferred to consummate the Acquisition and recognize the assets acquired and liabilities assumed as detailed below.

The consideration transferred was allocated amongst the assets acquired and liabilities assumed. As the consideration transferred exceeded the fair value of the net assets acquired, the Company has estimated goodwill totaling $35.2 million. The goodwill recognized represents premium paid for the net assets acquired in the transaction. The Company continues to evaluate whether intangible assets were acquired in connection with the acquisition, and the estimates of fair value are based upon preliminary valuation assumptions.

(In Thousands)
Net assets acquired:
Cash	$1,863
Accounts receivable	6,557
Contract assets	9,933
Inventories	11,432
Prepaid expenses and other current assets	3,197
Property and equipment	9,557
Operating lease right-of-use assets	2,507
Other noncurrent assets	640
Accounts payable	(6,230)
Accrued expenses and other current liabilities	(9,939)
Operating lease liabilities	(2,963)
Other long-term liabilities	(8,980)
Fair value of net assets acquired	$17,574
Consideration transferred	$52,733
Goodwill recognized	$35,159

B.	To conform the financial statement presentation for SunPower Businesses to the Company within the Balance Sheet as of September 29, 2024.

C.	Net parent investment is eliminated upon the consummation of the business combination and has been eliminated herein.

3. Notes to the Unaudited Pro Forma Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma combined statements of operations for the thirty-nine weeks ended September 29, 2024 and for the are as follows:

D.	To conform the financial statement presentation for SunPower Businesses to the Company within the Statement of Operations for the 39 weeks ended September 29, 2024.

E.	Reflects the impact of interest expense on the 7% Convertible Senior Notes for the thirty-nine weeks ended September 29, 2024 assuming the Convertible Notes were issued on January 1, 2023.

The pro forma adjustments included in the unaudited pro forma combined statements of operations for the year ended December 31, 2023 are as follows:

F.	To conform the financial statement presentation for SunPower Businesses to the Company within the Statement of Operations for the fiscal year ended December 31, 2023.

G.	Reflects the impact of interest expense on the 7% Convertible Senior Notes for the fiscal year ended December 31, 2023 assuming the Convertible Notes were issued on January 1, 2023.